EXHIBIT 99.1

In 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings per Share" (FAS 128). FAS 128 replaced the calculation of primary and fully diluted net income (loss) per share with basic and diluted net income (loss) per share. Unlike primary net income (loss) per share, basic net income (loss) per share excludes any dilutive effects of options, warrants and convertible securities. Diluted net income (loss) per share is very similar to the previously reported fully diluted net income (loss) per share. The effect of replacing primary net income (loss) per share by basic net income (loss) per share was $0.00 in 1996 due to the net loss for the year, $0.06 in 1995 and $0.03 in 1994.

Restatement of selected financial data is for the fiscal quarters in each of the years ended December 26, 1997, December 27, 1996 and December 29, 1995 and the five fiscal years ended December 27, 1996, and related disclosures as prescribed by FAS 128, "Earnings per Share" for the three fiscal years ended December 27, 1996.

QUARTERLY INFORMATION

The following information presents the quarterly net income per share amounts for 1997 in accordance with FAS 128.

                                                Quarters Ended
                              ------------------------------------------------
                              December 26,  September 26,  June 27,  March 28,
                                  1997          1997         1997      1997
                              ------------  -------------  --------  ---------
Net income per share as
previously presented on
Quarterly Report on
Form 10-Q:

  Continuing operations            n/a          $0.42         n/a        n/a
  Total                            n/a          $0.57       $0.26      $0.19

Net income per share,
restated (1):

Basic:
  Continuing operations          $0.47          $0.44       $0.29      $0.23
  Total                          $0.47          $0.62       $0.27      $0.19

Diluted:
  Continuing operations          $0.45          $0.41       $0.28      $0.22
  Total                          $0.45          $0.57       $0.26      $0.19

(1) The restatement also reflects the sale of COMPASS Design Automation, Inc. (COMPASS) in the third quarter of 1997 and the reclassification of the results of operations in each of the quarters ended June 27, 1997 and March 28, 1997 to conform to the presentation of continuing operations. Also presented are net income per share amounts for the quarter ended December 26, 1997.

The following information restates net income (loss) per share amounts under
Item 5 of the 1996 Form 10-K.

                                               Quarters Ended
                              ------------------------------------------------
                              December 27,  September 27,  June 28,  March 29,
                                  1996          1996         1996      1996
                              ------------  -------------  --------  ---------

Net income (loss) per share
as previously presented          $(1.38)       $0.06        $0.18      $0.07

Net income (loss) per share,
restated (2):

Basic:
  Continuing operations          $(1.34)       $0.07         $0.19     $0.08
  Total                          $(1.38)       $0.06         $0.17     $0.07

Diluted:
  Continuing operations          $(1.34)       $0.07         $0.19     $0.08
  Total                          $(1.38)       $0.06         $0.17     $0.07

                                               Quarters Ended
                              ------------------------------------------------
                              December 29,  September 29,  June 30,  March 31,
                                  1995          1995        1995      1995
                              ------------  -------------  --------  ---------

Net income per share as
previously presented             $0.38          $0.35       $0.03      $0.26

Net income per share,
restated (2):

Basic:
  Continuing operations	         $0.41          $0.35       $0.02      $0.30
  Total                          $0.39          $0.37       $0.03      $0.28

Diluted:
  Continuing operations          $0.39          $0.33       $0.02      $0.28
  Total                          $0.38          $0.34       $0.03      $0.27

(2) The restatement also reflects the sale of COMPASS in 1997 and the reclassification of the results of operations to conform to the 1997 presentation.

FISCAL YEAR INFORMATION

The following information restates net income (loss) per share amounts under
Item 6 of the 1996 Form 10-K.

                                             Fiscal Years Ended
                             -------------------------------------------------
                             December  December  December  December  December
                             27, 1996  29, 1995  30, 1994  25, 1993  26, 1992
                             --------  --------  --------  --------  --------
Net income (loss) per share
as previously presented      $(1.08)    $1.05     $0.85     $0.45    $(1.12)

Net income (loss) per share,
restated (1):

Basic:
  Continuing operations      $(1.00)    $1.12     $0.93     $0.54    $(1.07)
  Total                      $(1.08)    $1.11     $0.88     $0.47    $(1.12)

Diluted:
  Continuing operations      $(1.00)    $1.06     $0.89     $0.51    $(1.07)
  Total                      $(1.08)    $1.05     $0.85     $0.45    $(1.12)

(1) The restatement also reflects the sale of COMPASS in 1997 and the reclassification of the results of operations to conform to the 1997 presentation.

FAS 128 DISCLOSURE

The calculation of Basic and Diluted earnings per share for each of the three years ended December 27, 1996 are as follows (adjusted to reflect the sale of COMPASS in 1997):

                                             1996        1995        1994
                                             ----        ----        ----
                                         (Thousands, except per share amounts)
Net income (loss):
     Continuing operations                $(45,958)    $46,216      $33,411
     Total                                $(49,547)    $45,968      $31,697

Weighted-average common shares - Basic      45,877      41,513       35,916
Dilutive options, including in 1995
     and 1994, Warrant Shares                    -       2,377        1,530
                                          --------     -------      -------
Adjusted weighted-average common shares
     and assumed conversions -  Diluted     45,877      43,890       37,446
                                          ========     =======      =======
Earnings per share - Basic:
     Continuing operations                 $ (1.00)    $  1.12      $  0.93
     Total                                 $ (1.08)    $  1.11      $  0.88

Earnings per Share - Diluted:
     Continuing operations                 $ (1.00)    $  1.06      $  0.89
     Total                                 $ (1.08)    $  1.05      $  0.85

In 1996, options outstanding would have been antidilutive, therefore, Basic and Dilutive earnings per share are the same. The effect of convertible debt is excluded in all years from income available for shareholders and adjusted weighted-average common shares because they would have been antidilutive. The following amounts related to convertible debt and 1996 options have been excluded:

                                             1996        1995         1994
                                             ----        ----         ----
                                                      (Thousands)
Income available to shareholders,
     net of tax                             $9,962      $4,930       $3,058
                                            ======      ======       ======
Potentially dilutive shares                  4,449       2,496        2,614
                                            ======      ======       ======




